Exhibit 99.1

Lotus Pharmaceuticals Announces Two Senior Management Appointments

September 23, 2010 9:18 AM ET

BEIJING, Sept. 23 /PRNewswire-Asia-FirstCall/ -- Lotus Pharmaceuticals, Inc. (OTC Bulletin Board: LTUS) ("Lotus" or the "Company"), a fast-growing, profitable developer, manufacturer and seller of medicine and drugs in the People's Republic of China ("PRC"), announced today that the Company has appointed Mr. Xing Shen as its Vice President of Corporate Development and Ms. Yan Zeng as its Chief Financial Officer. Ms. Zeng, who served as CFO of Lotus in 2009 and early 2010, will relieve Mr. Jeff Hon. Mr. Hon submitted his resignation to the Company's board of directors, effective September 22, citing personal reasons.

In his new role as Vice President of Corporate Development, Mr. Xing Shen will oversee the Company's strategic business development and internal investor relations functions. Prior to his tenure with Lotus, Mr. Shen worked as an equity analyst at RBC Capital Markets, covering companies in the biotech space. He holds an MBA and a PhD in molecular cancer biology, both from Duke University, as well as a Master of Science degree from Peking University and a Bachelor of Science degree from Wuhan University.

Ms. Yan Zeng is a certified public accountant (CPA) and served as the Company's Chief Financial Officer prior to Jeff Hon's appointment. She also has accounting experience with Liang Fang Pharmaceutical Ltd., a subsidiary of the Company. Prior to joining the Company, Ms. Zeng worked as a registered accountant and auditor with Beijing Topson Certified Public Accountants and as a financial manager for Beijing Unite Youbang Science and Technology Ltd. She holds a bachelor's degree in business from Beijing Information Science and Technology University.

"We are pleased to have Dr. Shen serve as our VP of Corporate Development and believe that his experience with the Company and background in both biotech and finance will prove to be a powerful combination that will benefit Lotus over the long run. We are also pleased to have Yan Zeng return as our CFO, despite Jeff Hon's unfortunate departure," said Dr. Zhongyi Liu, Lotus' Chairman and Chief Executive Officer. "By building a solid senior management team with significant industry experience, we are positioning ourselves to capture a greater share of the pharmaceutical market in China and sustain a high rate of growth while maintaining internal control."

About Lotus Pharmaceuticals, Inc.

Lotus Pharmaceuticals, Inc. is a fast-growing, profitable developer and producer of drugs and a licensed national seller of pharmaceutical items in the People's Republic of China (PRC). Lotus operates its business through its two controlled entities: Liang Fang Pharmaceutical, Ltd. and En Ze Jia Shi Pharmaceutical, Ltd. Lotus' current drug development is focused on the treatment of cerebro-cardiovascular diseases, asthma and diabetes. Liang Fang sells drugs directly and indirectly through its national sales channels to hospitals, clinics and drugs stores in 30 provinces of the PRC.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the U.S. Securities and Exchange Commission.

For more information, please contact:

At the Company:

Xing Shen, Ph.D.

VP of Corporate Development

Lotus Pharmaceuticals, Inc.

Tel:   +1-415-200-8482

Email: shen@lotuspharma.com

Web:   http://www.lotuspharma.com

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Tel:   +1-800-733-2447 x104

Email: info@redchip.com

Web:   http://www.RedChip.com